UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2009

Orleans Homebuilders, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-6830	59-0874323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101
Bensalem, PA		19020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 6, 2009, Orleans Homebuilders, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) and a Non-Competition and Confidentiality Agreement (the “Non-Competition Agreement”) with Thomas R. Vesey.  The Agreements are effective as of August 1, 2009.  The following is a brief summary of the Employment Agreement and Non-Competition Agreement.  This summary is not intended to be complete and is qualified in its entirety by reference to the Employment Agreement and Non-Competition Agreement, attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Pursuant to the terms of the Employment Agreement, Mr. Vesey will continue to be employed on an “at-will” basis as Executive Vice President — Southern Region, reporting to the President and Chief Operating Officer of the Company, or as otherwise determined by the Chairman, President, Chief Operating Officer, Vice Chairman or the Company’s Board of Directors, or by a committee thereof.   However, after the closing date of any transaction constituting a change of control, Mr. Vesey will have such title, duties and responsibilities, and be subject to the supervision and control of such persons as may be, after taking into account the fact that a change of control has occurred and other relevant facts and circumstances, determined by the Company in its sole discretion from time to time.

Mr. Vesey’s base salary will continue to be $300,000, which will be reviewed annually and may be adjusted upward or, after September 30, 2010, downward without the consent of Mr. Vesey, provided that in the event of the consummation of a change of control (as defined in the Employment Agreement), the base salary will not be decreased from the level in effect at the closing date of the change of control without Mr. Vesey’s consent for a period of one year following the closing date of the change of control transaction.  Mr. Vesey will also continue to be eligible to participate in the Company’s annual bonus program (which may include a discretionary bonus) and may also receive, at the Company’s sole discretion, an annual bonus for fiscal year 2009.  Mr. Vesey will also be paid an annual bonus of at least $50,000, less applicable withholding amounts, for fiscal year 2010, provided Mr. Vesey is employed by the Company on the earlier of October 15, 2010 and the date on which the fiscal year 2010 bonuses are paid to all employees (anticipated to be October 2010).  If Mr. Vesey’s employment is terminated for any reason or no reason after his fiscal 2010 bonus is earned, any earned but unpaid amounts of the fiscal year 2010 annual bonus will be paid to Mr. Vesey.  Mr. Vesey, and his eligible dependents, where applicable, will also continue to be eligible to participate in: (i) the Company’s insurance and health benefit plans, including any supplemental executive retirement plans that may be offered by the Company, subject to applicable eligibility requirements and other terms and conditions, (ii)  the Company’s equity incentive plans on terms substantially similar to the terms offered to other similarly situated Company Officers, and (iii) certain other fringe benefits offered by the Company.  Mr. Vesey will be eligible for three weeks of vacation per year and business expense reimbursement.

Pursuant to the terms of the written Employment Agreement, Mr. Vesey will also be entitled to the following:

(1)

Upon any termination of employment, Mr. Vesey will be entitled to receive his unpaid base salary through the date of termination and expense reimbursement for business expenses incurred prior to termination.

(2)

Upon termination of employment by the Company without “cause”, termination by Mr. Vesey for “good reason” (each as defined in the Employment Agreement), or termination by Mr. Vesey for any reason during the 30-day period immediately preceding the one-year anniversary of a change of control, Mr. Vesey will be entitled to: (i) $300,000 as severance, and (ii) any earned but unpaid incentive bonus for fiscal year 2010.

Generally, to be eligible to receive any payments upon termination, Mr. Vesey is required to execute and not revoke a Termination Agreement, generally in the form attached to his Employment Agreement.  In addition, payments required to be made in the event of termination are to be made within 60 days after termination, except to the extent necessary to make such payment at a time and in a manner consistent with Section 409(A) of the Internal Revenue Code.  If any payments are delayed pursuant to this provision, those payments will be made in a single lump sum with interest at the lesser of 5% or prime rate as published in the Money Rates Section of the Wall Street Journal.

The Company may terminate Mr. Vesey’s employment for any or no reason (i.e., without “cause”) by providing Mr. Vesey with 14 days prior written notice, which the Company may waive by paying Mr. Vesey for such time.  However, the Company may terminate Mr. Vesey immediately for cause or in the event of Mr. Vesey’s “disability,” as defined in the Employment Agreement.

Mr. Vesey may terminate his employment at any time for good reason by providing the Company with 45 days prior written notice if the termination date is prior to December 31, 2010, which notice the Company may waive, or with 30 days prior written notice if the termination date is after December 31, 2010.

In addition to the Employment Agreement, Mr. Vesey entered into the Non-Competition Agreement which: (i) restricts his ability to engage in or be financially interested in a business competitive with the Company, except holding no more than 1% of a class of equity security of a publicly traded company, for a period of three months after his termination, (ii) restricts his ability to solicit certain Company employees and customers for a period of one year after his termination and (iii) soliciting potential customers for a period of three months following his termination.  This agreement also contains customary confidentiality provisions.

Item 9.01                     Financial Statements and Exhibits

(d)                                 Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement between Orleans Homebuilders, Inc. and Thomas R. Vesey dated August 6, 2009

10.2	Non-Competition and Confidentiality Agreement between Orleans Homebuilders, Inc. and Thomas R. Vesey dated August 6, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: August 11, 2009
	By:	/s/ Garry P. Herdler
Garry P. Herdler
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement between Orleans Homebuilders, Inc. and Thomas R. Vesey dated August 6, 2009

10.2	Non-Competition and Confidentiality Agreement between Orleans Homebuilders, Inc. and Thomas R. Vesey dated August 6, 2009